IMPORTANT NOTICE

The Enterprise Group of Funds, Inc.

AXA Enterprise Growth Fund

Atlanta Financial Center

3343 Peachtree Road, N.E., Suite 450

Atlanta, Georgia 30326

June 25, 2007

Dear Shareholder:

As a shareholder of the AXA Enterprise Growth Fund (“AXA Enterprise Fund”), a series of The Enterprise Group of Funds, Inc., a Maryland corporation (“Enterprise Group”), we are writing to again notify you of a special meeting of the shareholders, which has been adjourned to a new date of September 6, 2007. You are being asked to approve the reorganization of the AXA Enterprise Fund with and into the Goldman Sachs Capital Growth Fund (“GST Fund”), a series of the Goldman Sachs Trust, a Delaware statutory trust (“GST”) (“Reorganization”). The proposed Reorganization was unanimously approved by the Board of Directors of the Enterprise Group (“Enterprise Group Board”) at a meeting held on December 29, 2006. Information about the proposed Reorganization was set forth in a Combined Proxy Statement/Prospectus dated March 2, 2007 (“Proxy Statement/Prospectus”) relating to the special meeting of shareholders originally held on May 9, 2007 and adjourned to June 7, 2007. While many shareholders already have cast their votes on the AXA Enterprise Fund’s Reorganization proposal, approval of the proposal requires an unusually affirmative vote of at least two-thirds of the AXA Enterprise Fund’s outstanding shares. Thus, it is extremely critical to vote your shares no matter the size of your investment.

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NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (‘the “Meeting”) of the AXA Enterprise Fund, a series of Enterprise Group, will be held on September 6, 2007, at 11:00 a.m., Eastern time, at the offices of AXA Financial, Inc., 1290 Avenue of the Americas, New York, New York 10104, for the purpose of considering and voting upon:

1.	A proposal to approve an Agreement and Plan of Reorganization (“Reorganization Agreement”) by and between Enterprise Group and GST, which provides for and contemplates: (1) the transfer of substantially all of the assets of the AXA Enterprise Fund to the GST Fund in exchange solely for shares of the designated classes of the GST Fund and its assumption of substantially all of the AXA Enterprise Fund’s liabilities; and (2) the distribution of those shares to the shareholders of AXA Enterprise Fund in liquidation thereof.

2.	To transact such other business as may properly come before the Meeting or any adjournments thereof.

The above proposal is described in detail in the Proxy Statement/Prospectus. The Enterprise Group Board unanimously recommends that you vote in favor of the proposal.

The Enterprise Group Board has established a new record date of June 11, 2007 (“New Record Date”) for the adjourned Meeting. Shareholders of record as of the close of business on the New Record Date, are entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof.

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If you were not a shareholder as of the original record date, February 12, 2007, and have not previously received a copy of the Proxy Statement/Prospectus, we have enclosed a copy of the original Proxy Statement/Prospectus. Please review the enclosed Proxy Statement/Prospectus as well as the updated information contained below in this letter and then vote your shares by following the directions on the enclosed proxy card or by casting your vote by telephone or on-line using the instructions provided on the enclosed proxy card. The Enterprise Group Board recommends a vote “FOR” the Reorganization of the AXA Enterprise Fund for the reasons discussed in the Proxy Statement/Prospectus. Please remember to vote your shares as soon as possible. If you have any questions regarding the meeting proposals or the execution of your vote, please call 1-800-432-4320.

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If you have not previously voted your shares but have previously received a copy of the Proxy Statement/Prospectus because you were a shareholder as of the original record date, February 12, 2007, please vote by following the directions on the enclosed proxy card or by casting your vote by telephone or on-line using the instructions provided on the enclosed proxy card. The Enterprise Group Board recommends a vote “FOR” the Reorganization of the AXA Enterprise Fund for the reasons discussed in the Proxy Statement/Prospectus. Please remember to vote your shares as soon as possible. If you have any questions regarding the meeting proposals or the execution of your vote, please call 1-800-432-4320.

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If you have previously voted your shares, no action is necessary. All shares held by you as of the New Record Date will be voted as previously instructed. Any shareholder giving a proxy may revoke it at any time before it is exercised by submitting to Enterprise Group a written notice of revocation or a subsequently executed proxy or by attending the Special Meeting and voting in person.

The information in this letter amends the Notice, the Proxy Statement/Prospectus and any other information about the Meeting previously delivered to you. Information as to the number of outstanding shares of the AXA Enterprise Fund entitled to vote as of the New Record Date is set forth below:

AXA Enterprise Fund	Shares Outstanding and Entitled to Vote
Class A shares	22,941,498.357
Class B shares	8,954,953.818
Class C shares	5,120,865.108
Class Y shares	1,898,872.006

As of the New Record Date, the directors and officers of the AXA Enterprise Fund as a group owned or controlled less than 1% of any class of the AXA Enterprise Fund’s outstanding shares. As of the New Record Date, the trustees and officers of the GST Fund as a group owned or controlled less than 1% of any class of the GST Fund’s outstanding shares. As of the New Record Date, no person was known by the AXA Enterprise Fund or the GST Fund to own beneficially or of record 5% or more of any class of shares of the AXA Enterprise Fund or GST Fund, as applicable, or 25% or more of the total number of shares of the AXA Enterprise Fund or GST Fund, as applicable, except as set forth in Appendix A attached hereto.

To the extent the information in the Notice and Proxy Statement/Prospectus has not been amended by this letter, such information remains applicable to this solicitation of proxies and the Meeting. If you would like another copy of the Proxy Statement/Prospectus, please contact us at 1-800-432-4320.

DON’T HESITATE. PLEASE VOTE TODAY!

If we have not received your proxy as the date of the Meeting moves closer, you may receive a call asking you to exercise your right to vote.

Your prompt response by voting via telephone, on-line or mail will help reduce proxy costs and will eliminate your receipt of follow-up phone calls or additional mailings.

We appreciate your careful and prompt consideration of this matter. Thank you in advance for your participation.

Sincerely,

/s/ Steven M. Joenk
Steven M. Joenk, President
The Enterprise Group of Funds, Inc.

APPENDIX A

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth the name, address and share ownership of each person known to Enterprise Group to have ownership with respect to 5% of more of a class of the AXA Enterprise Fund as of the New Record Date. The type of ownership of each entry listed on the table is record ownership. The percentage of the GST Fund that would be owned by the below named shareholders upon consummation of the Reorganization is expected to decline.

Name and Address	Class; Amount of Shares Owned	Percentage of Class Owned	Percentage of Fund Owned
NFS LLC 200 Liberty Street, FL 4 New York, New York 10281-1003	Class A; 1,462,163.013	6%	7%
DLJ c/o Pershing P.O Box 2052 Jersey City, NJ 07303-2052	Class A; 2,916,595.005	12%	12%
Morgan Stanley DW Attn Mutual Fund Operations Harborside Financial Center Plaza Two, 2nd Floor Jersey City, NJ 07311	Class A; 2,102,875.018	9%	6%
NFS LLC FEBO # 200 Liberty Street FL 4 New York NY 10281-1003	Class B; 672,895.532	7%	7%
Pershing LLC P.O. Box 2052 Jersey City, NJ 07303-2052	Class B; 1,592,367.327	17%	12%
NFS LLC FEBO 200 Liberty Street FL 4 New York, NY 10281-1003	Class C; 481,164.103	9%	7%
Citigroup Global Markets Inc. 333 W. 34th St. Fl 7 New York, NY 1000-2402	Class C; 619,815.022	12%	3%
Pershing LLC P.O. Box 2052 Jersey City, NJ 07303-2052	Class C; 514,021.319	10%	1%
Merrill Lynch Pierce Fenner & Smith 4800 Deer Lake Drive E # FL3 Jacksonville, FL 32246-6484	Class C; 588,530.773	11%	3%
First Clearing, LLC 10750 Wheat First Dr Glen Allen,VA 23060-9245	Class C; 295,878.342	5%	1%
Morgan Stanley DW Attn Mutual Fund Operations Harborside Financial Center Plaza Two 2nd Floor Jersey City, NJ 07311	Class C; 325,724.993	6%	6%
NFS LLC FEBO # 200 Liberty Street FL 4 New York,Y 10281-1003	Class Y 223,637.351	11%	7%
The Benefits Committee of the Board of Directors of MONY Retirement Plan for Field Underwriters of MONY 1290 Avenue of the Americas Fl 8 New York, NY 10104-0101	Class Y; 195,428.061	10%	0%
AST Capital Trust Co of DE TTEE FBO United Communications PSP P.O. Box 52129 Phoenix, AZ 85072-2129	Class Y; 177,554.553	9%	0%
Texas Tomorrow Constitutional Trust 111 E 17th Street Austin, TX 78711-1440	Class Y; 982,684.016	51%	4%

The following table sets forth the name, address and share ownership of each person known to GST to have ownership with respect to 5% or more of a class of the GST Fund as of the New Record Date. The type of ownership of each entry listed on the table is record ownership. The percentage of the GST Fund that would be owned by the below named shareholders upon consummation of the Reorganization is expected to decline.

Name and Address	Class; Amount of Shares Owned	Percentage of Class Owned	Percentage of Fund Owned
NFS LLC FEBO NFS/FMTC IRA 200 Liberty Street FL 4 New York, NY 10281-1003	Class A; 3,292,260.688	5%	5%
Goldman Sachs & Co. C/O Mutual Fund OPS 85 Broad Street New York, NY 10004-2434	Class A; 4,276,848.850	7%	9%
Edward Jones Attn Mutual Fund Shareholder 201 Progress Parkway Maryland Hts, MO 63043-3003	Class A; 13,732,831.380	23%	18%
A G Edwards & Sons Inc Cust 1 N. Jefferson Avenue Saint Louis, MO 63103-2205	Class A; 11,517,066.700	19%	15%
Citigroup Global Markets Inc. 333 West 34th Street – 3rd Floor New York, NY 10001-2402	Class C; 315,943.617	9%	1%
Merrill Lynch Pierce Fenner & Smith For the sole benefit of its Cust 4800 Deer Lake Dr East – 3rd Floor Jacksonville FL32246-6484	Class C; 363,400.367	11%	2%
TBES Inc 401K Plan 927 Richmond Avenue – Ste 184 Houston, TX 77006-55442	Class C; 1,012,441.730	31%	3%
A G Edwards & Sons C/F C/O Mutual Funds Department 1 N. Jefferson Avenue Saint Louis, MO 63103-2205	Class C; 494590.323	15%	15%
State Street Bank & Trust TTEE GS Profit Sharing Master Trust Josiah Quincy Building 5N 200 Newport Avenue North Quincy, MA 02171-2102	Institutional; 1,836,239.121	14%	2%
Mercer Trust Company Custodian FBO Marsh & McLennan Companies Stock Investment Plan Attn DC Plan Admin MS N 2 E 1 Investors Way Norwood, MA 02062-1599	Institutional; 1,833,792.989	14%	2%
Goldman Sachs & Co. C/O Mutual Fund OPS 85 Broad Street New York, NY 10004-2434	Institutional; 3,232,210.069	25%	9%
SEI Trust Company C/O Johnson Trust Attn Mutual Funds Administrator One Freedom Valley Dr. Oaks, PA 19456	Institutional; 2,248,635.179	17%	2%
A.G. Edwards Trust Company FSB FBO Trust Clients Attn: Operations P.O. Box 66374 Saint Louis, MO 63166-6734	Institutional; 1,875,401.514	15%	2%
NFS LLC FEBO 200 Liberty Street, FL 4 New York, NY 10281-1003	Class B; 284,024.905	8%	5%
Citigroup Global Markets Inc. 333 West 34th Street – 3rd Floor New York, NY 10001-2402	Class B; 201,180.007	6%	1%

Pershing LLC PO Box 2052 Jersey City, NJ 07303-2052	Class B; 195,886.127	6%	1%
Merrill Lynch Pierce Fenner & Smith 4800 Deer Lake Dr East – 3rd Floor Jacksonville, FL32246-6484	Class B; 246,511.825	7%	2%
First Clearing, LLC Special Custody Acct For the Exclusive Benefit of Customer 10750 Wheat First Drive Glen Allen, VA 23060-9245	Class B; 254,832.512	8%	1%
Edward Jones Attn Mutual Fund Shareholder Accounting 201 Progress Parkway Maryland Hts, MO 63043-3003	Class B; 542,395.726	17%	18%
A G Edwards & Sons C/O Mutual Funds Department 1 N. Jefferson Avenue Saint Louis, MO 63103-2205	Class B; 176,953.706	5%	15%
American Enterprise Investment SVCS 50611 Ameriprise Financial Center Minneapolis, MN 55474-0001	Class B; 184,082.772	5%	0%